EXHIBIT 5.1

Baker & McKenzie LLP
2300 Trammell Crow Center
2001 Ross Avenue
Dallas, Texas  75201, USA
Tel: +1 214 978 3000
Fax: +1 214 978 3099
www.bakernet.com

October 7, 2009

Frozen Food Express Industries, Inc.
1145 Empire Central Place
Dallas, TX 75247-4309

RE:    Issuance of Securities Covered by Registration Statement on Form S-8

Gentlemen:

We have acted as counsel for Frozen Food Express Industries, Inc., a Texas corporation (the “Company”), in connection with its filing with the Securities and Exchange Commission (the “SEC”) of a registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the issuance of an additional 500,000 shares of the Company's Common Stock (the "Securities") under the Company's 2005 Stock Incentive Plan (the "Plan").

We have reviewed executed copies of the Plan, and we have examined the originals, or photostatic or certified copies, of such records of the Company, of certificates of officers of the Company and of public documents, and such other documents as we have deemed relevant and necessary as the basis of the opinions set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies and the authenticity of the originals of such copies.

Based upon and subject to the foregoing, we are of the opinion that the Securities have been duly and validly authorized, and when issued in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

The opinions expressed above are limited to the laws of the State of Texas and the federal laws of the United States of America.

This opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder or Item 509 of Regulation S-K.

Very truly yours,
/s/Baker McKenzie, LLP
Baker & McKenzie LLP